UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 31, 2024

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” “MultiPlan” and the “Company” refer to MultiPlan Corporation, a Delaware corporation, and its consolidated subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Dale White, the Executive Chair of the Board of Directors (the “Board”) of MultiPlan Corporation (the “Company”), stepped down from such role and his employment with the Company, effective as of December 31, 2024 (the “Transition Date”). The Company has engaged Mr. White as a consultant to serve as a Strategic Advisor to the Company, effective as of the Transition Date. Mr. White will continue to serve on the Board as a director following the Transition Date. The Board has appointed Travis Dalton, the Company’s President and Chief Executive Officer, to succeed Mr. White as Chair of the Board, effective as of the Transition Date.

In connection with Mr. White’s transition, Mr. White and the Company entered into a letter agreement, dated December 31, 2024 (the “Retirement Transition Letter”), which provides that:
•Mr. White shall be entitled to receive separation compensation and benefits substantially as set forth in that certain letter agreement, dated as of December 28, 2023, between Mr. White and the Company as previously disclosed in the Company’s Current Report on Form 8-K filed on January 4, 2024;

•Mr. White will continue to serve on the Board as a director following the Transition Date, and for so long as Mr. White continues to serve on the Board, Mr. White shall be entitled to receive a $150,000 cash annual retainer, payable quarterly in arrears, pro-rated for any partial year of services on the Board;

•Immediately following the Transition Date, the Company will engage Mr. White as a consultant to serve as a Strategic Advisor to the Company, which, subject to termination of the engagement by either Mr. White or the Company, will continue through the first anniversary of the Transition Date and auto-renew for additional one-year periods on each subsequent anniversary of the Transition Date. As a Strategic Advisor, Mr. White will have such duties as may be agreed upon between Mr. White and the Chief Executive Officer of the Company from time to time (the “Consulting Services”); and

•Mr. White’s sole compensation for the Consulting Services shall be $50,000 annually, payable monthly in arrears, and pro-rated for any partial month of service as a Strategic Advisor.

The description in this Current Report on Form 8-K (this “Report”) of the Retirement Transition Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Transition Letter, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are included in this Form 8-K:

10.1	Retirement Transition Letter, dated December 31, 2024, between Multiplan Corporation and Dale White.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-Looking Statements
This Report includes statements that express management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion of the Company’s succession plans. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and there can be no assurance that future developments will occur as anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, changes in management’s and the Board’s intentions and those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Retirement Transition Letter, dated December 31, 2024, between Multiplan Corporation and Dale White.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 31, 2024

                                MultiPlan Corporation

                                By:    /s/ Douglas Garis
                                Name:    Douglas Garis
                                Title:    Executive Vice President and Chief Financial Officer